Exhibit 99.1

ENTEGRIS, INC. AND MYKROLIS CORPORATION TO COMBINE

IN $1.3 BILLION MERGER-OF-EQUALS TRANSACTION

– Combined Enterprise Will be a Leading Provider of Materials Integrity Management

Products and Services for Global High-Technology Industries –

CHASKA, Minn. and BILLERICA, Mass., March 21, 2005 – Entegris, Inc. (Nasdaq: ENTG), of Chaska, Minn., and Mykrolis Corporation (NYSE: MYK), of Billerica, Mass., two leading suppliers to the global semiconductor and related industries, today announced a definitive agreement to combine in a merger-of-equals transaction that creates a combined company valued at approximately $1.3 billion.

The combined company, which will be known as Entegris, Inc., will have combined trailing annual sales of more than $650 million. It will be the global leader in materials integrity management, focused on purifying, protecting and transporting critical materials, such as liquids, gases, wafers and components, used in the semiconductor, microelectronics and other high-technology industries. The merged company will have an established global network of sales and support offices across North America and Europe, with a particularly strong presence in Japan, Taiwan and elsewhere in Asia, the fastest-growing region for semiconductor and electronics manufacturing.

Under the terms of the agreement, which was unanimously approved by the Boards of Directors of both companies, Entegris and Mykrolis will merge in a stock-for-stock exchange, tax-free for the shareholders of both companies, in which Mykrolis shareholders will receive 1.39 shares of Entegris common stock for every share of Mykrolis common stock they hold. The transaction value is based on the exchange ratio, the closing stock prices of Entegris and Mykrolis on their respective listing exchanges on Friday, March 18, 2005, and the approximately 74.0 million and 42.0 million primary shares of Entegris and Mykrolis, respectively, currently outstanding. Upon completion of the transaction, which is expected to occur in the third calendar quarter of this year, current Entegris shareholders will own approximately 56 percent of the combined enterprise and current Mykrolis shareholders will own approximately 44 percent. The transaction is expected to be earnings-neutral in the second half of 2005 (excluding non-cash purchase accounting adjustments) and (also excluding such adjustments) accretive by approximately $0.08 to the earnings per share of the combined company in calendar year 2006—the first full year after the expected completion of the transaction—including $15 million in identified cost savings from the combination.

Upon completion, the new Entegris will be headed by Gideon Argov, currently CEO of Mykrolis, as Chief Executive Officer, with James E. Dauwalter, currently CEO of Entegris, serving as non-executive Chairman of the Board of Directors; Jean-Marc Pandraud, currently President and COO of Mykrolis, serving as Executive Vice President and Chief Operations Officer; Michael W. Wright, currently President and Chief Operating Officer of Entegris, serving as Executive Vice President and Chief Marketing Officer; John Villas, currently CFO of Entegris, serving as Chief Financial Officer; and Bertrand Loy, currently Mykrolis’ CFO, serving as Senior Vice President and Chief Integration Officer. The new Entegris Board will consist of eleven directors, including five from the current Entegris board, five from the Mykrolis board, and one independent director chosen by the new Entegris Board of Directors after the merger. The new Entegris will be headquartered in Chaska, with a continued significant corporate presence in Billerica.

The merger brings together two established enterprises that serve virtually every major player in the semiconductor industry and with products and services that have little overlap.

•	Entegris, whose fiscal year 2004 sales related to consumables were about 60 percent of total sales, provides products and services used by the semiconductor, data storage, life science and fuel cell markets to protect and transport critical materials. In the semiconductor market, it provides products and services related to wafer processing and shipping, finished wafer shipping, reticle handling, bare die shipping and handling, packaged device shipping and handling, ultrapure and corrosive chemical/fluid storage, transport, sensing and control.

•	Mykrolis’ products measure, deliver, control and purify the process liquids and gases used throughout the semiconductor manufacturing process. The company’s consumable products, which in 2004 represented 70 percent of Mykrolis sales, include a broad range of liquid and gas filters and purifiers. Its line of equipment comprises systems for dispensing photochemicals and other coatings as well as a variety of other components used in the delivery of gases to the process tool. In addition to the semiconductor industry, Mykrolis serves related markets including manufacturers of chemicals, flat panel displays and data storage devices.

Completion of the transaction is subject to the approval of Mykrolis and Entegris shareholders, expiration or early termination of the applicable Hart-Scott-Rodino waiting period, and customary closing conditions. It is anticipated that the combined enterprise, which will be incorporated in the State of Delaware, will be a Nasdaq-listed company and trade under the ticker symbol ENTG.

The combined company will have combined trailing annual revenue in excess of $650 million, and combined trailing annual operating income of approximately $75 million. It will have a strong balance sheet, including approximately $284 million of cash and marketable securities.

Gideon Argov, chief executive officer of Mykrolis, said: “This merger of equals offers considerable strategic, operating, technological and financial synergies. For example, more than 60 percent of the sales of the combined company will come from consumable products, which should enhance our ability to navigate through industry and economic cycles. I am personally delighted that Mykrolis, an outstanding and successful organization which I joined as CEO last November, will itself be joining forces with an equally outstanding and successful enterprise.

“In a period of industry consolidation, this transaction will establish the new Entegris as a significant supplier to the semiconductor device industry. We will be well-positioned to better serve our customers, grow our business and build further value for our shareholders,” Mr. Argov said.

Jim Dauwalter, CEO of Entegris, said: “The complementary fit of Entegris and Mykrolis makes us ideal merger partners. Mykrolis is a company whose people, products, vision and values fit remarkably well with those of Entegris. The merger will best serve the needs of our customers by helping them purify, protect and transport the semiconductor and microelectronic components and devices they offer as quickly, cost-effectively and profitably as possible. Semiconductors and microelectronics are increasingly global industries of scale, with particularly rapid growth in Asia. We share the view that the companies serving these customers must be global, Asia-focused and of scale as well.

“The new Entegris will have significant growth opportunities within the semiconductor and microelectronics industry, as well as in other high-technology industries needing materials integrity management. Along with Michael Wright and the rest of our colleagues on the Entegris board and management team, I look forward to completing this important transaction and delivering its benefits to our respective customers, business partners, employees and shareholders,” Mr. Dauwalter said.

Entegris has approximately 1,800 worldwide employees and Mykrolis approximately 900, both excluding temporary workers. During the past 12 months, 63 percent of Entegris’ sales were outside North America, compared with 74 percent for Mykrolis; Japan and the rest of Asia made up 48 percent of Entegris sales and 64 percent of Mykrolis sales.

The companies have identified approximately $15 million in annual cost savings, to be achieved principally through the rationalization of duplicative administrative functions and facilities. It is expected that approximately 5 percent of the combined company’s workforce will be affected by the merger. Necessary staff reductions will be achieved through normal attrition wherever possible.

On January 27, 2005, Mykrolis issued its financial results for its fourth quarter and fiscal year ended December 31, 2004. Net income for the quarter was $7.6 million or $0.17 per diluted share on net sales of $74.0 million. For the year, Mykrolis reported net sales of $289.2 million and net income of $29.6 million or $0.68 per diluted share.

On September 30, 2004, Entegris issued its financial results for its fiscal year ended August 28, 2004, reporting record sales of $346.8 million and net income for the year of $24.8 million or $0.32 per diluted share. On March 17, 2005, Entegris reported its financial results for its second quarter ended February 26, 2005, which included net income of $4.5 million or $0.06 per diluted share on sales of $85.1 million.

Entegris, formed by the 1999 merger of Fluoroware Inc. (founded in 1966 by the late Victor Wallestad) and Empak Inc., has been a public company listed on the NASDAQ Stock Market® since July 2000. Mykrolis, formerly the microelectronics division of Millipore Corporation, separated from Millipore in March 2001 and was listed on the New York Stock Exchange in August 2001.

Entegris’ financial advisor with regard to the transaction is Goldman, Sachs & Co. and its legal advisors are Faegre & Benson LLP and Dunkley and Bennett P.A. Mykrolis’ financial advisor with regard to the transaction is Citigroup Global Markets Inc. and its legal advisor is Ropes & Gray LLP.

Entegris and Mykrolis will host a conference call to discuss the transaction at 10:30 a.m. Eastern Time today (Monday, Mar. 21), which will include formal remarks by Messrs. Argov, Dauwalter and Villas followed by a question-and-answer session. Participants should call 1-800-819-9193 (international callers please use +913-981-4911) prior to the 10:30 a.m. ET start time and provide the conference code 5629884 to secure a guaranteed line. Interested parties who are not available for the teleconference will have access to a replay of the call from approximately 1:15 p.m. ET on Mar. 21 until midnight, Apr. 4, 2005. The replay will be accessible by dialing 1-888-203-1112 (international callers please use +719-457-0820) and entering conference code 5629884.

The call will also be available in “listen-only” mode from the Entegris and Mykrolis websites. Point your browser to www.entegris.com/investors or www.mykrolis.com/investors and follow the link to the webcast. The RealAudio™ on-demand playback will be available for 14 days after the conclusion of the teleconference on the Entegris and Mykrolis websites.

Additional Information

In connection with the proposed transaction, Entegris and Mykrolis and Eagle DE, Inc. (a newly formed corporation that will merge with Entegris to effect the reincorporation of Entegris in the State of Delaware in connection with the proposed transaction) will file a joint proxy statement/prospectus with the Securities and Exchange Commission. A registration statement on Form S-4 also will be filed with the SEC. Security holders of each company and other investors are urged to read the registration statement and the joint proxy statement/prospectus (including any amendments or supplements to the joint proxy statement/prospectus) regarding the proposed transaction when they become available because they will contain important information about Entegris, Mykrolis and the proposed transaction. Security holders and investors will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about Entegris and Mykrolis, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the registration statement and the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Entegris, 3500 Lyman Blvd, Chaska, MN 55318, Attention: Investor Relations Dept., telephone: (952) 556-8080; or at irelations@entegris.com; or to Mykrolis, 129 Concord Road, Billerica, MA 01821, Attention: Investor Relations Dept., telephone (978) 436-6500, or at investor_relations@mykrolis.com. In addition, investors and security holders may access copies of the documents filed with the SEC by Entegris on Entegris’ website at www.entegris.com, and investors and security holders may access copies of the documents filed with the SEC by Mykrolis on Mykrolis’ website at www.mykrolis.com.

Participants in Solicitation

Entegris, Mykrolis and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Entegris’ directors and executive officers is available in its Form DEF 14A filed with the SEC by Entegris on December 15, 2004 and its Form 10-K filed with the SEC on November 12, 2004; and information regarding Mykrolis’ directors and executive officers is available in its Form DEF 14A filed with the SEC by Mykrolis on March 26, 2004 and in its Form 10-K filed with the SEC on March 11, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

About Entegris

Entegris products and services protect and transport the critical materials enabling the world’s leading technologies. As a leading materials integrity management company, Entegris provides products and services used in key technology industries including the semiconductor, data storage, chemical processing, biopharmaceutical, medical device and fuel cell industries.

Entegris is ISO 9001 certified and has manufacturing or service facilities in the United States, Germany, France, Japan, Malaysia and Singapore. Its advanced research laboratories are located in Minnesota and Colorado, USA. Directly and through distributors, Entegris provides customer support on six continents. Additional information can be found at www.entegris.com.

About Mykrolis

Mykrolis develops and manufactures fluid management and microcontamination control components and integrated systems for the semiconductor industry. The company’s product line comprises consumables and equipment that measure, control and purify liquids, gases and chemicals critical to the manufacturing process. Mykrolis’ manufacturing facilities in Massachusetts, Texas, and Yonezawa, Japan are registered to ISO 9001:2000. In addition to the semiconductor industry, Mykrolis serves related markets including manufacturers of flat panel displays, fiber optics, solar cells, optical disks and data storage devices. Mykrolis is based in Billerica, Massachusetts. For more information, visit www.mykrolis.com.

Certain statements in this press release regarding Entegris, Inc., Mykrolis Corporation, the proposed transaction and the combined company after completion of the proposed transaction constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “feel,” “believe,” “may,” “anticipate,” “plan,” “estimate,” “intend,” “should,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Entegris, Mykrolis, and their respective subsidiaries or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others: the risks and factors described in the publicly filed documents of Entegris and Mykrolis, including their most recently filed Forms 10-K; general economic and business conditions and industry trends in the countries in which we operate; currency exchange risks; the continued strength of the industries in which we operate; uncertainties inherent in proposed business strategies and development plans; rapid technological changes; future financial performance, including availability, terms and deployment of capital; availability of qualified personnel; changes in, or the failure or the inability to comply with, government regulation in the countries in which we operate, and adverse outcomes from regulatory proceedings; changes in the nature of key strategic relationships with partners and joint venturers; competitor responses to the products and services of Entegris and Mykrolis, and the overall market acceptance of such products and services, including acceptance of the pricing of such products and services; the ability to achieve the cost savings and synergies contemplated by the proposed merger; the ability to promptly and effectively integrate the businesses of Entegris and Mykrolis; and the diversion of management time on merger-related issues. These forward-looking statements speak only as of the date of this Release. Entegris and Mykrolis expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the respective expectations of Entegris and Mykrolis with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The transaction is subject to customary closing conditions, including regulatory, stockholder and other third-party consents and approvals.

Contacts:

Entegris, Inc.

Public Relations:

Bill Paterson, 952-556-4155

bill_paterson@entegris.com

or

Investor Relations:

Heide Erickson, 952-556-8051

heide_erickson@entegris.com

Mykrolis Corporation

Steve Cantor, 978-436-6500

investor_relations@mykrolis.com

5